                                                                  Exhibit 10a(2)

                DEFERRED COMPENSATION PLAN FOR CERTAIN EMPLOYEES
                 OF PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                               AND ITS AFFILIATES

                                 RESTATED AND AMENDED EFFECTIVE DECEMBER 1, 2005

               DEFERRED COMPENSATION PLAN FOR CERTAIN EMPLOYEES OF
         PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED AND ITS AFFILIATES
                 RESTATED AND AMENDED EFFECTIVE DECEMBER 1, 2005

      1. PURPOSE. The purpose of this Plan is to provide a method to certain select and key employees of the Company and its Affiliates to defer compensation as provided herein. This Plan was formerly known as the Deferred Compensation Plan for Certain Employees of Public Service Electric and Gas Company.

      2. AMENDMENT. This Plan is restated and amended, effective December 1, 2005, to conform with the applicable provisions of the American Jobs Creation Act of 2004 and Section 409A of the Code.

      3. DEFINITIONS OF TERMS USED IN THIS PLAN. As used in this Plan, the following words and phrases shall have the meanings indicated:

            (a) "Account" - the Deferred Compensation Account described in Paragraph 4 of this Plan.

            (b) "Affiliate" - any organization which is a member of a controlled group of corporations (as defined in Code section 414(b), as modified by Code section 415(h)) which includes the Company; or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c), as modified by Code section 415(h)) with the Company; or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company or any other entity required to be aggregated with the Company pursuant to regulations under Code section 414(o). The term affiliate shall also include such entities which shall be specifically designated by the Committee.

            (c) "Assets" - all Compensation and interest that have been credited to a Participant's Account in accordance with Paragraph 5 of this Plan.

            (d) "Beneficiary" - the individual(s) and/or entity(ies) designated and defined by the Plan.

            (e) "Change in Control" - the occurrence of any of the following events:

                  (i) any "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Act")) is or becomes the beneficial owner within the meaning of Rule 13d-3 under the Act (a "Beneficial Owner"), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subparagraph (iii) below; or

                  (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 15, 1998, constitute the board of directors of the Company ("Board") and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 15, 1998 or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (iii) there is consummated a merger or consolidation of the
                        Company or any direct or indirect wholly owned subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                  (v)   Notwithstanding the foregoing subparagraphs (i), (ii),
                        (iii) and (iv), a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

            (f)   "Code" - the Internal Revenue Code of 1986, as amended.

            (g) "Committee" - the Employee Benefits Policy Committee of the Company.

            (h)   "Company" - Public Service Enterprise Group Incorporated.

            (i) "Compensation" - the total remuneration paid to a Participant for services rendered to the Company or a Participating Affiliate, excluding the Company's or Participating Affiliate's cost for any public or private employee benefit plan, including this Plan, but including all elective contributions that are made by the Company or Participating Affiliate under Internal Revenue Code Sections 125 or 401(k). Compensation deferrable under this Plan shall specifically include any and all amounts transferred from the deferred compensation accounts of the Company's Management Incentive Compensation Plan, the Management Incentive Compensation Plan of Public Service Electric and Gas Company and any prior deferred compensation plan of an Affiliate.

            (j) "Deferred Compensation" - the amount of Compensation deferred pursuant to Paragraph 4 of this Plan.

            (k) "Disability" - a Participant will be considered disabled if he/she meets one of the following requirements: (i) he/she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months; or (ii) he/she is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under a Company or Affiliate sponsored plan.

            (l)   "Employer" - the Company and any Participating Affiliate.

            (m) "Investment Fund" - the fund or funds selected by the Committee from time to time which shall serve as a means of measuring the increase or decrease of each Participant's Account. The Committee may, in its discretion, add or discontinue any Investment Fund available under the Plan. The Committee shall provide each affected Participant with the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his or her Account invested in any discontinued Investment Fund among the other Investment Funds available under the Plan, including any replacement investment vehicle.

            (n) "Participant" - each employee of the Company or any Participating Affiliate as may be designated by the Chief Executive Officer of the Company.

            (o)   "Participating Affiliate" - any Affiliate of the Company which
                  (a) adopts this Plan with the approval of the Company; (b) authorizes the Board of Directors and the Committee to act for it in all matters arising under or with respect to this Plan; and (c) complies with such other terms and conditions relating to this Plan as may be imposed by the Company.

            (p) "Plan" - the Deferred Compensation Plan for Certain Employees of Public Service Enterprise Group Incorporated and its Affiliates (formerly known as the Deferred Compensation Plan for Certain Employees of Public Service Electric and Gas Company).

      4. ELECTION AS TO THE AMOUNT OF COMPENSATION THAT IS TO BE DEFERRED. A Participant may elect to defer any portion of his/her Compensation otherwise payable for services rendered for his/her Employer after the date of adoption of this Plan.

      (a) Timing of Elections - Any election to defer must be made by filing with the Committee an "Election in Connection with Deferral of Compensation", the form of which shall be designated and published by the Committee from time-to-time. All elections to defer must be made in the calendar year prior to the year that the services giving rise to the compensation are performed. Provided, however, that elections to defer performance-based compensation may be made up to the date that is six-months before the end of the related performance period, as long as a) the performance period is at least 12 months in length, b) the Participant performed services continuously from the date the performance criteria were established through the date the deferral election is made and c) at the time the deferral election is made, the performance-based compensation is not both i) substantially certain to be paid and ii) readily ascertainable. A Participant may change (using the election form for such purposes), not later than the date than the last date that an election to defer may be made, the amount of Compensation to be deferred by him/her with respect to the next succeeding calendar year or performance period.

      In the calendar year that a Participant first becomes eligible to participate in this Plan, such Participant may elect to defer Compensation for part of that calendar year but only if such election is made within thirty (30) days after the Participant first becomes eligible to participate in this Plan or any other plan required under Section 409A of the Code to be aggregated with this Plan. Except as otherwise specifically provided for herein, Compensation may be deferred prospectively only, and the amount of Compensation to be deferred may be changed only with respect to future calendar years.

      (b) Special One-Time Election to Rescind 2005 Deferrals - Not later than December 14, 2005, Participants who had elected to defer compensation during 2005 may, by written notice, the form of which shall be designated and published by the Committee, rescind his/her election to defer 2005 compensation and such amounts shall be currently paid to the Participant..

      5. HOW THE ACCOUNT IS TO BE MAINTAINED.

            (a) Establishment of Account - The Company shall establish an Account for each Participant who elects to participate in the Plan. Each Participant's Account shall be credited at the end of each month with an amount equal to the Deferred Compensation which would have otherwise been payable to him/her that month.

            (b) Earnings Credits on Assets in the Account - Each Participant, except Participants whose active employment by an Employer terminated prior to January 1, 2000, may direct investment of his or her Account among the Investment Funds (in the manner established by the Committee) in multiples of one percent; provided, however, that the Committee shall not be obligated to effectuate any such investment direction. In the case of (i) Participants whose active employment by an Employer terminated prior to January 1, 2000 and (ii) a Participant who fails to provide a designation of Investment Funds, such Participants shall be deemed to have designated 100 percent of their Accounts to be invested in the Investment Fund that determines income accrual with reference to the prime commercial lending rate of JPMorgan Chase Bank (formerly, the Chase Manhattan Bank).

            Except with respect to an investment election related to any Investment Fund which is discontinued during a Plan Year, which shall be effective immediately, a Participant's investment election may be changed annually and will be effective from January 1 of the Plan Year next following receipt of the Participant's investment election form.

            Each Participant's Account shall be credited with a rate of return on the last day of March, June, September and December equal to the rate of return experienced by the Investment Fund selected by the Participant for the same period. The fair market value of each Investment Fund shall be determined by the Committee and shall represent the fair market value of all securities and other property held by the Investment Fund.

            (c) Title to and Beneficial Ownership of Assets - The Plan shall be unfunded. The Company shall not be required to segregate any amounts credited to any Participant's Account, which shall be established merely as an accounting convenience. Title to and beneficial ownership of any Assets, whether Deferred Compensation or earnings credited to a Participant's Account pursuant to Subparagraphs 5(a) and (b) hereof, shall at all times remain in the Company, and no Participant nor Beneficiary shall have any interest whatsoever in any specific assets of the Company. All Assets shall at all times remain solely the property of the Company subject to the claims of its general creditors and available for the Company's use for whatever purpose desired.

      6. DISTRIBUTION FROM THE ACCOUNT

            (a) Election as to the Commencement of the Distribution - By election on the form designated by and filed with the Committee at the same time he/she elects to defer compensation under Paragraph 4, a Participant, may elect to have distribution from his/her account commence (i) on the thirtieth day after the date he/she ceases to be employed by an Employer or, in the alternative, (ii) on January 15th of any calendar year following termination of employment elected by the Participant, but in any event no later than the later of (A) the January of the year following the year of the Participant's 70th birthday or (B) the January following termination of employment or (iii) pursuant to the terms of any written employment agreement applicable to the Participant. Notwithstanding the forgoing, however, for any Participant who is a "Key Employee," as defined in the Code, distribution of his/her account may not occur earlier than six months following his/her termination of service.

            (b) Election as to the Timing of the Distribution(s) - By election on the form designated by and filed with the Committee at the same time he/she elects to defer compensation under Paragraph 4, a Participant may elect to receive the distribution of his/her Account in the form of (i) one lump-sum payment, (ii) annual distributions over a five-year period or (3) annual distributions over a 10-year period. A Participant may change such election by filing a subsequent election form, but any such change shall apply only to future deferrals. In the event a lump-sum payment is made under this Plan, the Assets credited to a Participant's Account, including earnings at the rate provided in Subparagraph 5(b) of this Plan to the date of distribution, shall be paid to the Participant on the date determined under Subparagraph 6(a) of this Plan. In the case of a distribution over a period of years, the Company shall pay to the Participant on the date determined under Subparagraph 6(a) of this Plan and on the yearly anniversaries of such date, annual installments of the unpaid balance of the Assets in the Participant's Account, including earnings on the unpaid balance at the rate provided in Subparagraph 5(b) of this Plan to the date of distribution. The amount of each installment shall be determined by multiplying the then unpaid balance, plus accrued earnings, in the Participant's Account by a fraction, the numerator of which is one and the denominator of which is the number of annual installments remaining to be paid.

            (c) Changes in Distribution Elections - (i) Participants may, by notice filed with the Company prior to December 31st of any year, make changes of distribution elections on a prospective basis; (ii) Participants may, by notice filed with the Company, make changes of distribution elections with respect to prior deferred compensation as long (A) any such new distribution election is made at least one year prior to the date that the commencement of the distribution would otherwise have occurred and (B) the revised commencement date is at least five years later than the date that the commencement of the distribution would otherwise have occurred; (iii) Special One-Time Election - Participants may, by notice filed with the Company prior to December 31, 2005, make a one-time election to change any distribution election previously made with respect to compensation deferred on or before December 31, 2005.

            (d) Distribution in Case of Certain Disability - In the event of a Participant's Disability prior to a calendar year elected by the Participant under Subparagraph 6(a)(ii) of this Plan for distribution to commence, distribution of the Participant's Account shall commence in the month following the month in which the Participant terminates employment for Disability, in accordance with the Participant's election under Subparagraph 6(b) of this Plan as to the form of distribution.

            (e) Distribution in Case of Death - In the event of a Participant's death, the balance of the Participant's Account shall be distributed to the Participant's Beneficiary(ies) over a period of not more than five (5) years, in accordance with the Participant's election (on the form designated by and filed with the Committee) for distribution in case of death. Any change in the period over which such payments are made shall only apply to future deferrals. Such distribution shall be made in a manner consistent with Subparagraph 6(b) of this Plan and shall commence in the month of January of the year after the year of the Participant's death, on a date within said month to be determined by the Committee in its sole discretion. Additional annual payments for distributions made over a period of more than one year shall be made on the yearly anniversaries of such date. In the event of a Participant's death after distribution of his/her Account has commenced, any election under this Subparagraph 6(e) shall not extend the time of payment of his/her Account beyond the time when distribution would have been completed if he/she had lived. A Participant may change Beneficiary designations by filing a subsequent designation with the Committee.

            (f) Request for Change in Distribution on Account of an Unforeseeable Emergency - A Participant, Beneficiary or a legal representative may request an acceleration of any payments from a Participant's Account by filing a written request therefore with the Committee. The Committee may, in its sole discretion, grant such request only if the Committee determines that an emergency beyond the control of the Participant, Beneficiary or legal representative exists and which would cause such Participant, beneficiary or legal representative severe financial hardship if the payment of such benefits were not approved. Any such distribution for hardship shall be limited to the amount needed to meet such emergency plus the amount of any tax liability resulting from the distribution. A Participant who makes a hardship withdrawal may not reenter this Plan for 12 months after the date of withdrawal. Any distribution under this Subparagraph 6(f) shall be made on the 15th day after the Committee grants such request for hardship withdrawal.

            (g) Employment not Terminated if Transferred to an Affiliate - For the purposes of this Paragraph 6, an Participant shall not be deemed to have terminated his/her employment if he/she is transferred to the employ of a corporation is an Affiliate of the Company.

            (h) Company may Distribute in Lump-Sum if Distributable Amount Less Than $5,000 - The Company reserves the right to make a lump-sum distribution, notwithstanding any other provision of this Plan, if the total Assets in the Participant's Account in this Plan and in the Participant's accounts in all other plans required under the Section 409A of the Code to be aggregated with this Plan, are $5,000 or less at any time after the Participant ceases to be employed by the Company.

            (i) Failure to make a Distribution Election - If, with respect to any election to defer compensation for any year, a Participant fails to make a proper election with respect to the distribution of such compensation, such amount will be distributed in a lump sum on the thirtieth day following the Participant's termination of employment.

            (j) Distribution in Case of Certain Tax Events - If, with respect to any Participant, the Plan fails to meet the requirements of the Code with respect to the deferral of tax liability, the Company may accelerate distribution from a Participant's Account amounts sufficient to meet such Participant's resulting Federal, State, Local and/or Foreign tax liability (including any interest and penalties).

      7. ASSIGNMENT. No benefit under the Plan shall in any manner or to any extent be assigned, alienated, or transferred by any Participant or Beneficiary under the Plan or subject to attachment, garnishment or other legal process.

      8 PLAN DOES NOT CONSTITUTE AN EMPLOYMENT AGREEMENT. This Plan shall not constitute a contract for the continued employment of any Participant by the Company. The Company reserves the right to modify a Participant's compensation at any time and from time to time as it considers appropriate and to terminate his/her employment for any reason at any time notwithstanding this Plan.

      9. AMENDMENT OR TERMINATION OF THE PLAN BY THE COMPANY. The Company may, in its sole discretion and by action of its Board of Directors or Employee Benefit Policy Committee, amend, modify or terminate this Plan at any time, provided, however, that no such amendment, modification or termination shall adversely affect the right of a Participant in respect of Deferred Compensation previously earned by him/her which has not been paid, unless such Participant or his/her legal representative shall consent to such change; and no such amendment, modification or termination shall entitle any Participant to an acceleration of any distributions from this Plan. Provided, further, that notwithstanding any other provision of this Plan, upon the occurrence of a Change in Control, the earnings credit calculated pursuant to Paragraph 5 may not be reduced below the prime commercial lending rate described in Subparagraph 5(b).

      10. WHAT CONSTITUTES NOTICE. Any notice to an Participant, Beneficiary or legal representative hereunder shall be given either by delivering it or by depositing it in the United States mail, postage prepaid, addressed to his/her last known address. Any notice to the

Company or the Committee hereunder (including the filing of election and designation forms) shall be given either by delivering it, or depositing it in the United States mail, postage prepaid, to the Secretary of the Employee Benefits Policy Committee, Public Service Enterprise Group Incorporated, 80 Park Plaza, P.O. Box 1170, Newark, New Jersey 07102.

      11. ADVANCE DISCLAIMER OF ANY WAIVER ON THE PART OF THE COMPANY. Failure by the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.

      12. EFFECT ON INVALIDITY OF ANY PART OF THE PLAN. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      13. PLAN BINDING ON ANY SUCCESSOR OWNER. Except as otherwise provided herein, this Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

      14. LAWS GOVERNING THIS PLAN. Except to the extent federal law applies, this Plan shall be governed by the laws of the State of New Jersey. This Plan is specifically intended to comply with the provisions of The American Jobs Creation Act of 2004 (the "AJCA") and Section 409A of the Code and it shall automatically incorporate all applicable restrictions of the AJCA, the Code and its related regulations, and the Company will amend the Plan to the extent necessary to comply with those requirements. The timing under which a Participant will have a right to receive any payment under this Plan will be deemed to be automatically modified, and a Participant's rights under the Plan limited to conform to any requirements under, the AJCA, the Code and its related regulations.

      15. MISCELLANEOUS. The masculine pronoun shall mean the feminine wherever appropriate.